UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way Mason, OH (Address of principal executive offices)	45040 (Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 24, 2017 the stockholders of the Company approved the AtriCure, Inc. 2014 Stock Incentive Plan Amended and Restated as of May 24, 2017 (the “2014 Plan”). The 2014 Plan was previously approved by the Board of Directors subject to stockholder approval. The 2014 Plan was amended to increase the number of shares of common stock available for issuance under it from 1,750,000 to 2,600,000 and to change the terms of non-employee director equity grants.

The objectives of the 2014 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance. The 2014 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2014 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2014 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan filed as an exhibit to this report.

Effective May 24, 2017 the Company’s Board of Directors re-constituted its committees as follows:

Audit: Wehrwein (Chair), Lanning, K. Johnson

Compensation: Lanning (Chair), Collar, D. Johnston

Compliance, Quality and Risk: Drake (Chair), Krell, Groves

Nominating and Corporate Governance: Collar (Chair), White, Drake

Item 5.07.Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on four items at the Annual Meeting of Stockholders held on May 24, 2017:

1. The election of ten directors to serve one-year terms expiring at the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 850,000 shares and change the terms of non-employee director equity grants.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	24,561,027	30,490	3,778,052
Mark A. Collar	23,731,821	859,696	3,778,052
Scott W. Drake	24,458,785	132,732	3,778,052
Regina E. Groves	24,556,704	34,813	3,778,052
B. Kristine Johnson	24,556,704	34,813	3,778,052
Richard M. Johnston	23,637,362	954,155	3,778,052
Elizabeth D. Krell, Ph.D.	23,729,398	862,119	3,778,052
Mark R. Lanning, C.P.A.	23,643,352	948,165	3,778,052
Sven A. Wehrwein	24,459,785	131,732	3,778,052
Robert S. White	22,688,830	1,902,687	3,778,052

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 received the following votes:

For:	28,236,823
Against:	132,746
Abstain:	0
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	17,178,419
Against:	6,635,262
Abstain:	777,836
Broker Non-Votes:	3,778,052

The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 850,000 shares and change the terms of non-employee director equity grants received the following votes:

For:	18,995,061
Against:	5,588,843
Abstain:	7,613
Broker Non-Votes:	3,778,052

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

No.Description

10.1AtriCure, Inc. 2014 Stock Incentive Plan (Amended and Restated as of May 24, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: May 26, 2017	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer